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                                                                    EXHIBIT 23.8



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Rich, Gardner & Associates, Ltd.
Atlanta, Georgia



    We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 11, 2000, except for Note 8 for which the date is August 31, 2000, relating to the financial statements of Rich, Gardner and Associates, Ltd., which is contained in that Prospectus.



    We also consent to all references to our firm under the caption "Experts" in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration Statement.



                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO SEIDMAN, LLP



New York, New York
September 15, 2000